SCHEDULE I

DIRECTORS AND EXECUTIVE OFFICERS OF

HNI CORPORATION

The following table sets forth certain information with respect to the directors and executive officers of HNI Corporation. The business address of each director and executive officer of HNI Corporation is 600 E Second Street, Muscatine, Iowa 52761.

Name	Present Principal Occupation or Employment	Citizenship

Jeffrey Lorenger (Director)	Chairman, President and Chief Executive Officer, HNI Corporation Muscatine, IA	United States
Mary Bell (Director)	Director, HNI Corporation Muscatine, IA	United States
Miguel Calado (Director)	Chairman, Nanoform Finland Limited Helsinki, Finland	United States and Portugal
Dhanusha Sivajee (Director)	Chief Experience Officer, Tegna Inc. Tysons, VA	United States
Cheryl Francis (Director)	Co-Chairman, Corporate Leadership Center Chicago, IL	United States
John Harnett (Director)	Director, HNI Corporation Muscatine, IA	United States
Mary Jones (Director)	Director, HNI Corporation Muscatine, IA	United States
Larry Porcellato (Director)	Director, HNI Corporation Muscatine, IA	Canada; permanent U.S. citizen
Patrick Hallinan (Director)	Executive Vice President, Chief Financial Officer, Stanley Black & Decker New Britain, CT	United States
David Roberts (Director)	President and Chief Executive Officer, Verra Mobility Corporation Mesa, AZ	United States
Vincent P. Berger	Chief Financial Officer, Executive Vice President, HNI Corporation Muscatine, IA	United States
Steven M. Bradford	Senior Vice President, General Counsel and Secretary, HNI Corporation Muscatine, IA	United States
B. Brandon Bullock	Chief Operating Officer, HNI Corporation Muscatine, IA	United States
Jason D. Hagedorn	President, Workplace Furnishings Muscatine, IA	United States
Gregory A. Meunier	Executive Vice President, Operations, Workplace Furnishings and Kimball International Jasper, IN	United States
Jennifer S. Petersen	Vice President, Member and Community Relations, HNI Corporation Muscatine, IA	United States
Radhakrishna S. Rao	Vice President, Chief Information & Digital Officer, HNI Corporation Muscatine, IA	United States
Michael J. Roch	Chief Customer Officer, Kimball International Jasper, IN	United States
Brian S. Smith	President, Hearth & Home Technologies, HNI Corporation Muscatine IA	United States
Kourtney L. Smith	Chief Operating Officer, Kimball International Jasper, IN	United States